SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                         FORM 8-K

                     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     July 10, 2018
                    Date of Report
            (Date of Earliest Event Reported)

                    EMAGINOS, INC.
    (Exact Name of Registrant as Specified in its Charter)


          FOREST SOUND ACQUISITION CORPORATION
 (Former Name of Registrant as Specified in its Charter)

 Delaware               000-55736                  81-4664656
(State or other    (Commission File Number)     (IRS Employer
jurisdiction                                     Number)
of incorporation)

                 13428 Maxella Avenue, #144
             Marina Del Rey, California 90292
     (Address of principal executive offices) (zip code)

                    571-921-4200
 (Registrant's telephone number, including area code)

             9545 Wilshire Boulevard
         Beverly Hills, California 90212
  (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On July 11, 2018, Emaginos, Inc. (formerly Forest Sound Acquisition Corporation) (the "Registrant" or the "Company") issued shares of its common stock pursuant to Section 4(a)(2) of the Securities Act of 1933 at par representing 99% of the total outstanding 67,382,308 shares of common stock as follows:

              Scott Taub           60,000,000
              Allan C. Jones        6,000,000
              Keith Larik             440,000
              Robert James            400,000
              Paula Mandel             19,231
              Daniel Cynamon           23,077

    With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company effects any business combination or takes other steps, it remains a shell company

ITEM 5.01  Changes in Control of Registrant

    On July 10, 2018, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant cancelled an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock valued at par.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on January 18, 2017 as amended and supplemented by the information contained in this report.

    The Registrant is designed to make a profit while simultaneously making improvements in the national public education system. The Company intends to provide complete technology and telecommunications infrastructure, the curriculum, professional development and other associated resources and services to school districts for approximately 5% of the current per-pupil cost.

ITEM 5.02  Departure of Directors or Principal Officers;
           Election of Directors

    On July 10, 2018, the following events occurred:

         James M. Cassidy resigned as the Registrant's president, secretary and director. James McKillop resigned as the Registrant's vice president and director.

        The following persons were named as directors of the board of directors of the Registrant:

            Scott Taub
            Allan C. Jones

        The following person(s) were named to the offices appearing next to their names below:

           Scott Taub          Chief Executive Officer
           Allan C. Jones      President, Chief Financial Officer

    Scott Taub serves as a director and the Chief Executive Officer of the Registrant. Mr. Taub has experience as a technical consultant for largevcompanies which services include assistance in establishing policies andvprocedures, managing budgets and training employees in the policies andvprocedures. Mr. Taub began his technical support experience with his father's company, "The Source" which evolved into America Online. Mr. Taub's experience working with his father at The Source and on other business endeavors has given him experience and knowledge on working with startup companies. Mr. Taub's father started developing Emaginos and upon his death, Mr. Taub took over development. Working with Emaginos, Mr. Taub has been running the day-to-day operations for Emaginos and funding it with technical contracts.

    Allan C. Jones serves as a director and the President and Chief Financial Officer of the Registrant. Mr. Jones co-founded "Intelligent Education" a company that provided virtual, online high-school courses to students nationwide with faculty members drawn from across the country. Mr. Jones taught high school mathematics for seven years and computer courses for three years. In addition, Mr. Jones ran the computer center for the Oxford, Massachusetts School District. From 1983 to 1993, Mr. Jones worked in corporate research at Digital Equipment Corporation. Subsequently he worked as a senior researcher and planning consultant for the Center for Educational Leadership and Technology (CELT) where he assisted schools, districts and states with technology planning. He also spent three years as Director of Information Systems at The Westminster Schools (an independent day school in Atlanta, Georgia).

    He has designed and implemented education programs that have received national recognition and validation by the U.S. Department of Education including Project COFFEE, founded in the late 1970s which became a national model for helping school dropouts to return to school. The program continues in operation. For his service, he received a letter of recognition from President Reagan. While at Digital Equipment Corporation, he advised institutions such as MIT and the National Science Foundation on developing and implementing industry/university research relationships. Mr. Jones is a career educator and his education experience ranges from the high school classroom to elementary school computer vacation camps, teaching college courses, and roles in administration and school boards.
Mr. Jones received a Bachelor of Science degree in Mechanical Engineering from the United States Naval Academy in 1967, a Masters of Arts in Education from Assumption College, Worcester, Massachusetts in 1978 and a certificate in computer learning from Central New England College of Technology in 1981.

                            SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                    EMAGINOS, INC.


Date: July 11, 2018
                             /s/ Scott Taub
				Chief Executive Officer